NONCOMPETITION, SEVERANCE AND EMPLOYMENT AGREEMENT


     THIS NONCOMPETITION, SEVERANCE AND EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of this 21st day of February, 1996, by and between William S. Hummers, III, an individual (the "Executive"), and Carolina First Corporation, a South Carolina corporation and financial institution holding company headquartered in Greenville, South Carolina (the "Company"). As used herein, the term "Company" shall include the Company and any and all of its subsidiaries where the context so applies.

                               W I T N E S S E T H

         WHEREAS the Board of Directors of the Company believes that the Executive has been instrumental in the success of the Company since his employment in 1988;

     WHEREAS the Company desires to continue to employ the Executive as Executive Vice President/Chief Financial Officer of the Company and in such other capacities as the Executive is currently employed as of the date hereof;

     WHEREAS the Company has considered and will adopt a Longterm Incentive Compensation Plan (the "Incentive Compensation Plan") which provides for incentive compensation payments to be made to the executive officers of the Company (including the Executive);

     WHEREAS the terms hereof are consistent with the objectives of the Incentive Compensation Plan;

     WHEREAS the Executive is willing to accept the employment contemplated herein under the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Employment. Subject to the terms and conditions hereof, the Company hereby employs the Executive and Executive hereby accepts such employment as the Executive Vice President/Chief Financial Officer of the Company having such duties and responsibilities as are set forth in Section 3 below.

     2. Definitions. For purposes of this Agreement, the following terms shall have the meanings specified below.

     "Change in Control" shall mean the occurrence during the Term of any of the following events:




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                  (a) An  acquisition  (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "1934 Act")) immediately after which such Person has "beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in
         a  "Non-Control   Acquisition"  (as  hereinafter   defined)  shall  not
         constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary"), (ii) the Company or any Subsidiary, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined); or

                  (b) The individuals who, as of the date of this Agreement, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                  (c)      Approval by stockholders of the Company of:

                           (1) A merger, consolidation or reorganization involving the Company, unless

                                    i)      the  stockholders  of  the  Company,
                                            immediately   before  such   merger,
                                            consolidation   or   reorganization,
                                            own,    directly   or    indirectly,
                                            immediately  following  such merger,
                                            consolidation or

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                                            reorganization,  at least two-thirds
                                            of the combined  voting power of the
                                            outstanding voting securities of the
                                            corporation   resulting   from  such
                                            merger    or     consolidation    or
                                            reorganization    (the    "Surviving
                                            Corporation") in  substantially  the
                                            same  proportion as their  ownership
                                            of the Voting Securities immediately
                                            before such merger, consolidation or
                                            reorganization, and

                                    ii)     the  individuals who were members of
                                            the  Incumbent   Board   immediately
                                            prior  to  the   execution   of  the
                                            agreement providing for such merger,
                                            consolidation   or    reorganization
                                            constitute  at least  two-thirds  of
                                            the   members   of  the   board   of
                                            directors    of    the     Surviving
                                            Corporation.

                                    (A transaction described in clauses (i) and (ii) shall herein by referred to as a "NonControl Transaction").

                           (2)      A complete liquidation or dissolution of the
                                   Company; or

                           (3) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

                  (d) Notwithstanding anything contained in this Agreement to the contrary, if the Executive's employment is terminated prior to a Change in Control and the Executive reasonably demonstrates that such termination (1) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a "Third Party") or
         (2) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes or this Agreement, the date of a Change in Control with respect to the Executive shall mean the date immediately prior to the date of such termination of the Executive's employment.

     "Cause" shall mean (a) any act that (i) constitutes, on the part of the Executive, fraud, dishonesty, gross malfeasance of duty, or conduct grossly inappropriate to the Executive's office, and (ii) is demonstrably likely to lead to material injury to the Company or resulted or was intended to result in direct or indirect gain to or personal enrichment of the Executive; or


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                  (b)      the conviction (from which no appeal may be
         or is timely taken) of the Executive of a felony; or

                  (c) the suspension or removal of the Executive by federal or state banking regulatory authorities acting under lawful authority pursuant to provisions of federal or state law or regulation which may be in effect from time to time;

provided, however, that in the case of clause (a) above, such conduct shall not constitute Cause:

                  (x) unless (i) there shall have been delivered to the Executive a written notice setting forth with specificity the reasons that the Board believes the Executive's conduct constitutes the criteria set forth in clause (a), (ii) the Executive shall have been provided the opportunity to be heard in person by the Board (with the assistance of the Executive's counsel if the Executive so desires), and
         (iii) after such hearing, the termination is evidenced by a resolution adopted in good faith by two-thirds of the members of the Board (other than the Executive); or

                  (y) if such conduct (i) was believed by the Executive in good faith to have been in or not opposed to the interests of the Company, and (ii) was not intended to and did not result in the direct or indirect gain to or personal enrichment of the Executive.

         Additionally, after a Change in Control, the Company may not terminate Executive for "Cause" as a result of any event about which the Company, any member of a prior or existing Board of Directors, or any executive senior to the Executive has known for more than twelve (12) months.

     "Confidential Information" shall mean all business and other information relating to the business of the Company, including without limitation, technical or nontechnical data, programs, methods, techniques, processes, financial data, financial plans, product plans, and lists of actual or potential customers, which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality. Such information and compilations of information shall be contractually subject to protection under this Agreement whether or not such information constitutes a trade secret and is separately protectable at law or in equity as a trade secret. Confidential Information does not include confidential business information which does not constitute a

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



trade secret under applicable law two years after any expiration or termination of this Agreement.

         "Disability" or "Disabled" shall mean the Executive's inability as a result of physical or mental incapacity to substantially perform his duties for the Company on a full-time basis for a period of six (6) months as determined by an independent physician selected with the approval of both the Executive and the Company.

         "Involuntary Termination" shall mean the termination of Executive's employment by the Executive following a Change in Control which, in the sole judgment of the Executive, is due to (i) a change of the Executive's responsibilities, position (including status as Executive Vice President/Chief Financial Officer of the Company, its successor or ultimate parent entity), office, title, reporting relationships or working conditions, authority or duties (including changes resulting from the assignment to the Executive of any duties inconsistent with his positions, duties or responsibilities as in effect immediately prior to the Change in Control); or (ii) a change in the terms or status (including the rolling three year termination date) of this Agreement; or
(iii) a reduction in the Executive's compensation or benefits; or (iv) a forced relocation of the Executive outside the Greenville metropolitan area; or (v) a significant increase in the Executive's travel requirements; or (vi) any attempted termination for Cause that does not comply with the substantive and procedural provisions set forth in the definition of Cause; or (vii) the Company's insolvency; or (viii) the Company's breach of this Agreement. An "Involuntary Termination" shall be considered to have occurred only after Executive gives the Company written notice of such termination setting forth the specific grounds constituting the termination and ten (10) days to cure such termination and the Company fails to cure such termination.

     "Person" shall mean any individual, corporation, bank, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other entity.

     "Voluntary Termination" shall mean the termination by Executive of Executive's employment following a Change in Control which is not the result of any of clauses (i) through (viii) set forth in the definition of Involuntary Termination above.

     3. Duties. During the Term hereof, the Executive shall have such duties and authority as are typical of an executive vice president and chief financial officer of a company such as the Company, including, without limitation, those specified in the Company's Bylaws. Executive agrees that during the Term hereof, he will devote his full time, attention and energies to the diligent performance of his duties. Executive shall not, without the prior written

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consent of the Company, at any time during the Term hereof (i) accept employment with, or render services of a business, professional or commercial nature to, any Person other than the Company, (ii) engage in any venture or activity which the Company may in good faith consider to be competitive with or adverse to the business of the Company or of any affiliate of the Company, whether alone, as a partner, or as an officer, director, employee or shareholder or otherwise, except that the ownership of not more than 5% of the stock or other equity interest of any publicly traded corporation or other entity shall not be deemed a violation of this Section, or (iii) engage in any venture or activity which the Board of Directors of the Company may in good faith consider to interfere with Executive's performance of his duties hereunder.

     4. Term. Unless earlier terminated as provided herein, the Executive's employment hereunder shall be for a rolling term of three years (the "Term") commencing on the date hereof, with compensation to be effective as of January 1, 1996. This Agreement shall be deemed to extend each day for an additional day automatically and without any action on behalf of either party hereto; provided, however, that either party may, by notice to the other, cause this Agreement to cease to extend automatically and, upon such notice, the "Term" of this Agreement shall be the three years following the date of such notice, and this Agreement shall terminate upon the expiration of such Term. If no such notice is given and this Agreement is terminated pursuant to Section 5 hereof, for the purposes of calculating any amounts payable to the Executive as a result of such termination, the remaining Term of this Agreement shall be deemed to be three years from the date of such termination.

     5. Termination. This Agreement may be terminated as follows:

                  5.1 The Company. The Company shall have the right to terminate Executive's employment hereunder at any time during the Term hereof (i) for Cause, (ii) if the Executive becomes Disabled, or (iii) upon the Executive's death.

                           5.1.1  If the Company terminates Executive's
employment under this Agreement pursuant to clauses (i) through (iii) of Section 5.1, the Company's obligations hereunder shall cease as of the date of termination; provided, however, if Executive is terminated for Cause after a Change in Control, then such termination shall be treated as a Voluntary Termination as contemplated in Section 5.2 below.

                           5.1.2  If the Company terminates Executive other
than pursuant to clauses (i) through (iii) of Section 5.1 and there has been a Change in Control, Executive shall be entitled to receive immediately as severance upon such termination, the

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



compensation and benefits provided in Section 6 hereof that would otherwise be payable over the three years subsequent to such termination. For purposes of determining compensation which is not fixed (such as a bonus), the annual amount of such unfixed compensation shall be deemed to be the equal to the average of such compensation over the three year period immediately prior to the termination.

                           5.1.3  If the Company terminates Executive other
than pursuant to clauses (i) through (iii) of Section 5.1 and in the absence of a Change in Control, Executive shall be entitled to receive immediately as severance upon such termination, the compensation and benefits provided in
Section 6 hereof for the remaining Term of this Agreement.

                           5.1.4  In the event of such termination other than
pursuant to clauses (i) through (iii) of Section 5.1, (A) all rights of Executive pursuant to awards of share grants or options granted by the Company shall be deemed to have vested and shall be released from all conditions and restrictions, except for restrictions on transfer pursuant to the Securities Act of 1933, as amended, and (B) the Executive shall be deemed to be credited with service with the Company for such remaining Term for the purposes of the Company's benefit plans, including, without limitation, any restricted stock agreements now or hereafter entered into with Executive.

                  5.2 By Executive. Executive shall have the right to terminate his employment hereunder if (i) the Company materially breaches this Agreement and such breach is not cured within 30 days after written notice of such breach is given by Executive to the Company; (ii) there is a Voluntary Termination; or
(iii) there is an Involuntary Termination.

                           5.2.1  If Executive terminates his employment
other than pursuant to clauses (i) through (iii) of Section 5.2, the Company's obligations under this Agreement shall cease as of the date of such termination and Executive shall be subject to the noncompetition provisions set forth in
Section 10 hereof.

                           5.2.2  If Executive terminates his employment
hereunder pursuant to any of clauses (i) or (iii) of Section 5.2, Executive shall be entitled to receive immediately as severance the compensation and benefits provided in Section 6 hereof that would otherwise be payable over the three years subsequent to such termination. For purposes of determining compensation which is not fixed (such as a bonus), the annual amount of such unfixed compensation shall be deemed to be the equal to the average of such compensation over the three year period immediately prior to the termination.


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                           5.2.3 If Executive terminates his employment pursuant
to clause (ii) of Section 5.2, Executive shall be entitled to receive immediately as severance the compensation and benefits provided in Sections 6 hereof for one year following the date of his Voluntary Termination. For purposes of determining compensation which is not fixed (such as a bonus), the annual amount of such unfixed compensation shall be deemed to be the equal to the average of such compensation over the three year period immediately prior to the termination.

                           5.2.4 In addition,  in the event of such  termination
pursuant to any of clauses (i) through (iii) of this Section 5.2, (A) all rights of Executive pursuant to awards of share grants or options granted by the Company shall be deemed to have vested and shall be released from all conditions and restrictions, except for restrictions on transfer pursuant to the Securities Act of 1933, as amended, and (B) the Executive shall be deemed to be credited with service with the Company for such remaining Term for the purposes of the Company's benefit plans.

                  5.3 Limitation on Availability of Severance Benefits. All severance benefits to Executive conditioned on a Change of Control shall have been obtained by Executive within three (3) years following a Change of Control or be null, void, and deemed to have been waived by Executive.

     6. Compensation. In consideration of Executive's services and covenants hereunder, Company shall pay to Executive the compensation and benefits described below (which compensation shall be paid in accordance with the normal compensation practices of the Company and shall be subject to such deductions and withholdings as are required by law or policies of the Company in effect from time to time, provided that his salary pursuant to Section 6.1 shall be payable not less frequently than monthly):

                  6.1 Annual Salary. During the Term hereof, the Company shall pay to Executive a salary at the rate of $150,000 per annum. Executive's salary will be reviewed by the Board of Directors of the Company at the beginning of each of its fiscal years and, in the sole discretion of the Board of Directors, may be increased for such year.

                  6.2 Annual Incentive Bonus. During the Term hereof, the Board of Directors may pay to Executive an annual incentive cash bonus in accordance with the terms of the Short Term Incentive Compensation Plan.

                  6.3 Stock Options and Restricted Stock. During the Term hereof, the Board of Directors shall grant Executive options to purchase Company Common Stock and restricted stock in accordance with the terms of the Company's Long Term Incentive

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Compensation  Plan.  The  Company  agrees to use its best  efforts  to cause the
Company's Long Term Incentive Compensation Plan to be presented to the shareholders of the Company for approval at the next annual meeting of the
shareholders  for  the  purpose  of  meeting  any  NASD   shareholder   approval
requirements and qualifying such Options under Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16"). In the event that such shareholder approval is not secured for Section 16 purposes, the options referenced herein shall remain the legal and valid obligation of the Corporation enforceable in accordance with their terms. In the event that shareholder approval is not secured and the NASD does not confirm that an exemption is available with respect to the grant of the options and restricted stock, stock
appreciation   or  similar  rights  with  terms  and  conditions   substantially
equivalent to the options and restricted stock shall be granted to Executive.

                  6.4 Other Benefits. Executive shall be entitled to share in any other employee benefits generally provided by the Company to its most highly ranking executives for so long as the Company provides such benefits. The Company also agrees to provide Executive with a Company-paid automobile, reasonable club dues for one country club and two business club(s), personal tax advisory services, and a $1,000,000 life insurance policy. Executive shall also be entitled to participate in all other benefits accorded general Company employees.

                  6.5 Executive's Right to Benefits Absolute. The right of the Executive to receive the benefits set forth in this Agreement shall be absolute and not subject to any right of set- off or counterclaim the Company may have against Executive.

         7. Accelerated Vesting of Executive's Stock Options and Restricted Stock. Anything set forth herein to the contrary notwithstanding, Executive's stock options and restricted stock shall vest immediately upon the occurrence of a Change in Control or upon the triggering of the provisions of the Company's
Shareholder Rights Agreement, even if Executive remains employed with the Company after a Change in Control. Additionally, to the extent that this Agreement is inconsistent with Company's existing Restricted Stock Plan (the "RSP"), the terms of the RSP shall control. Moreover, anything set forth herein to the contrary notwithstanding, Executive shall have a minimum of one (1) year from the date of vesting to exercise such stock option and restricted stock rights.

     8. Excess Parachute Payments. It is the intention of the parties hereto that the severance payments and other compensation provided for herein are reasonable compensation for Executive's services to the Company and shall not constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and any regulations

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thereunder.  In the event that the Company's  independent  accountants acting as auditors for the Company on the date of a Change of Control determine that the payments provided for herein constitute "excess parachute payments," then the compensation payable hereunder shall be increased, on a tax gross-up basis, so as to reimburse the Executive for the tax payable by the Executive, pursuant to
Section 4999 of the Internal Revenue Code, on such "excess parachute payments," taking into account all taxes payable by Executive with respect to such tax gross-up payments hereunder, so that Executive shall be, after payment of all taxes, in the same financial position as if no taxes under Section 4999 had been imposed upon him.

         9. Confidentiality. Executive acknowledges that, prior to and during the term of this Agreement, the Company has furnished and will furnish to Executive Confidential Information which could be used by Executive on behalf of a competitor of the Company to the Company's substantial detriment. In view of the foregoing, Executive acknowledges and agrees that the restrictive covenants contained in this Agreement are reasonably necessary to protect the Company's legitimate business interests and goodwill. Executive agrees that he shall protect the Company's Confidential Information and shall not disclose to any Person, or otherwise use, except in connection with his duties performed in accordance with this Agreement, any Confidential Information; provided, however, that Executive may make disclosures required by a valid order or subpoena issued by a court or administrative agency of competent jurisdiction, in which event Executive will promptly notify the Company of such order or subpoena to provide the Company an opportunity to protect its interests. Upon the termination or expiration of his employment hereunder, the Executive agrees to deliver promptly to the Company all Company files, customer lists, management reports, memoranda, research, Company forms, financial data and reports and other documents supplied to or created by him in connection with his employment hereunder (including all copies of the foregoing) in his possession or control and all of the Company's equipment and other materials in his possession or control.

     10. Noncompetition. In the event that Executive's employment with the Company is terminated before a Change in Control voluntarily by the Executive or by the Board of Directors pursuant to clause (i) of Section 5.1, then Executive shall not, for a period of one (1) year following such termination of employment:

         (i) become employed by any insured depository institution that has customers or does business as follows:

                  (a) has an office situated in or an agent or agents regularly working in any city in which Company has

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                           an office or in which an agent or agents of
                           Company regularly work, or

                  (b) has a significant number of offices situated in or a significant number of agents regularly working in any city in which Company has a significant number of offices or in which a significant number of agents of Company regularly work, or

                  (c) has customers located in any county of South Carolina where the Company has a significant number of customers, or

                  (d) shares a significant number of customers with Company.

         (ii)     interfere   or  attempt  to   interfere   with  any   business
                  relationship of the Company, including, without limitation, employee and customer relationships, whether by lawful competition or otherwise; or

        (iii) engage, directly or indirectly, in any business or activity which requires Executive, or any person or party employed by him or whom he represents, to provide Confidential Information or other data obtained by Executive as a result of his employment with Company to any other person or party who is then engaged in pro viding similar services of the Company for use in competing with the Company; or

         (iv) solicit from any customer of the Company any business that such customer has customarily done or contemplates doing with the Company; or

         (v) solicit any business from any customer of the Company with whom the Executive had contact while employed by the Company; or

         (vi) otherwise compete against the Company, directly or indirectly, either as principal, agent, employee, owner (if the percentage of ownership exceeds 10% of the entity).

         The parties hereto intend the geographic areas and all other restrictions set forth herein to be completely severable and independent; if any of the restrictions set forth above are determined to be unenforceable in any of the geographic areas set forth above, the parties intend that the restrictions set forth above shall continue to apply to the remaining geographic areas set forth above.


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         In the event that  Executive's  employment is terminated for any reason following a Change in Control (whether by the Company or Executive), it is expressly acknowledged that there shall be no limitation on any activity of Executive, including direct competition with the Company or its successor, and Company shall not be entitled to injunctive relief with respect to any such activities of Executive.

     11. Trust. The Company shall establish an irrevocable trust to fund the obligations hereunder (which may be a "rabbi trust" if so requested by
Executive), which trust (i) shall have as trustee an individual acceptable to Executive, (ii) shall be funded upon the earlier of a Change in Control or the approval of any regulatory application filed by a potential acquiror of the Company seeking to acquire control of the Company, and (iii) shall contain such other terms and conditions as are reasonably necessary in Executive's determination to ensure the Company's compliance with its obligations hereunder.

         12. Assignment. The parties acknowledge that this Agreement has been entered into due to, among other things, the special skills of Executive, and agree that this Agreement may not be assigned or transferred by Executive, in whole or in part, without the prior written consent of Company.

         13. Notices. All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or seven days after mailing if mailed, first class, certified mail postage prepaid:

To the Company:     Carolina First Corporation
                    102 South Main Street
                    Greenville, South Carolina  29601
                    Attn:  Chairman of the Board

To Executive:       William S. Hummers, III
                    12 Windy Court
                    Greenville, South Carolina 29615

Any party may change the address to which notices, requests, demands, and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

         14. Provisions Severable. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

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         15.  Remedies.  The  Executive  acknowledges  that  if he  breaches  or threatens to breach his covenants and agreements in this Agreement, such actions may cause irreparable harm and damage to the Company which could not be compensated by monetary damages alone. Accordingly, if Executive breaches or threatens to breach this Agreement, the Company shall be entitled to injunctive relief, in addition to any other rights or remedies of the Company. In the event that Executive is reasonably required to engage legal counsel to enforce his rights hereunder against the Company, Executive shall be entitled to receive from the Company his reasonable attorneys' fees and costs; provided that Executive shall not be entitled to receive those fees and costs related to matters, if any, which were the subject of litigation and with respect to which a judgment is rendered against Executive.

         16. Waiver. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

         17. Amendments and Modifications. This Agreement may be amended or modified only by a writing signed by other parties hereto.

         18. Governing Law. The validity and effect of this agreement shall be governed by and construed and enforced in accordance with the laws of the State of South Carolina.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


WITNESSES:                                 EXECUTIVE


/s/                                       /s/ William S. Hummers III
                                              William S. Hummers III
/s/

                                          CAROLINA FIRST CORPORATION

/s/
                                         /s/ William R. Timmons, Jr.
/s/                                     By:  William R. Timmons, Jr.
                                             Chairman of the Board


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